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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): JUNE 18, 2004

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                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    000-30045               38-3518829
(State or other jurisdiction  (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.)


   2711 E. JEFFERSON AVE.
   DETROIT, MICHIGAN 48207                                   (313)-567-4348
    (Address of principal                               (Registrant's telephone
     executive offices)                                     number, including
                                                               area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

On June 17, 2004 Catuity announced it had completed a transaction to hire two of the founding partners of Vitesse Worldwide, Inc., a development stage company, and acquired the rights to certain niche services and methodologies that Vitesse has provided to the payment and settlement industry. Such services include the Vitesse AutoConvert Merchant Program, a custom application to lower the cost and reduce the time required for processors and card issuers to convert/de-convert retailer Point Of Sale devices following any change in transaction processing requirements.

A copy of the press release concerning the transaction is included as Exhibit I to this Form 8-K.







                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CATUITY INC.
                                     (Registrant)


                              By /s/ John H. Lowry
                                     ---------------------------------------
                                     John H. Lowry
                                     Senior Vice President,
                                     Chief Financial Officer & Secretary

Date:  June 18, 2004
























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EXHIBIT I

FOR IMMEDIATE RELEASE


CATUITY LAUNCHES NEW IT SERVICES

HIRES IT SERVICES SALES TEAM; EXECUTES AGREEMENT WITH VITESSE WORLDWIDE FOR CERTAIN RIGHTS AND ASSETS; RETAINS INDUSTRY VETERAN RON ELMORE TO GUIDE SALES RESTRUCTURING

DETROIT, June 17, 2004 -- Catuity, Inc. (NASDAQ: CTTY; ASX: CAT), a provider of POS-focused loyalty solutions, today said it has hired two executives to drive the company's strategy to offer additional IT services to retailers and their processing partners and has acquired certain rights and assets, including partner company relationships, products and methodologies, from Vitesse Worldwide Inc., a private company. This was a nominal cash transaction.

The company has named Scott Aicher, previously CEO of Denver-based Vitesse Worldwide, as vice president of Catuity's new IT Services Group; and Dion Gonzales, formerly the Chief Development Officer at Vitesse, as the head of sales for the new division. Both will relocate to the Detroit headquarters.

In addition to the hiring of Aicher and Gonzales, Catuity has also acquired the rights to certain niche services that Vitesse has provided to the payment and settlement industry. Such services include the AutoConvert Merchant Program, a conversion/de-conversion outsourcing custom application, and consulting expertise relating to credit/debit/merchant systems.

Michael V. Howe, president and chief executive officer of Catuity, said that the new IT Services Group enables Catuity to expand its offerings to retailers, merchant services, card issuers and others around point-of-sale technology. "Our new team is known and respected in the industry and has access to a core of qualified consultants and developers who can be deployed under contract to support specific projects. This is expected to reduce the capital outlay for Catuity as we support this new line of business."

Catuity also announced that, as part of its growth strategy, it has retained payments and technology industry veteran Ron Elmore as a consultant, to organize and direct a restructuring of Catuity's sales and marketing activities. In this interim role, Elmore will integrate the activities of Catuity's core loyalty software business with the newly-acquired IT services activities. He will also work with the Company's executives to reposition and strengthen the company's sales and marketing efforts for both divisions. Catuity indicated it expects Elmore's efforts to be completed by the end of August.

"We have known Ron Elmore for four years and he has strong relationships with the leading payment companies across North America," said Howe. "He brings three decades of executive level selling success in the software and services industry for some of the most respected companies in the business. In addition, his energy, insight and independence for the task will help us more effectively carry out our sales management process and shape our product strategy."

Howe stated that these additions will help meet the Company's objective of increasing revenue from custom development work for retailers who either want to build proprietary loyalty management systems or who need Point of Sale solutions. Catuity will also continue to license its technology to those customers who prefer this means of securing software.

Howe said: "We have begun to strengthen our product, diversify our services and expand our capabilities in the payment product and services industry, of which loyalty is a part. Catuity intends to pursue other strategic alliances and potential acquisitions in this area and our expanded management team will play a vital role in that process."

Catuity's executive team and Board of Directors acknowledged the progress that has been made toward the company's goals, but stressed that much work remains to be done.

"We want to be clear that these announcements today are -- in isolation -- not enough to transform the


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company, but they are solid next steps," said Duncan Mount, chairman of
Catuity's Board of Directors, and a substantial individual shareholder in the company. "Shareholders should know that we are daily monitoring the company's progress towards making the changes necessary to increase revenue and shareholder value. This is a process that we have said will extend through 2005."

Catuity, Inc. is a full-service IT provider of POS-focused applications for retailers and their partners across North America. Catuity's loyalty software is currently used on nearly 40,000 points of sale throughout the U.S. More information on Catuity is available at its website: http://www.catuity.com.

In conjunction with the provisions of the "Safe Harbor" section to the Private Securities Litigation Reform Act of 1995, this release may contain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectations. Further information on potential factors that could affect Catuity, Inc. is included in the Company's Form 10-K, which is filed with the US Securities & Exchange Commission.

Contact:
Bev Jedynak
USA
Martin E. Janis & Company, Inc.
312-943-1100 ext. 12


SELECTED BIOGRAPHICAL SKETCHES:

SCOTT AICHER, vice president, IT Services Group. Mr. Aicher is a Detroit native who has 13 years of senior experience in evolving and emerging IT services companies. He previously built his own IT services company, later selling it. He has since focused on senior sales and operational roles in the turnaround of companies including privately held Productive Data Systems, where he was COO and head of sales; and as regional vice president for the Denver operations of Alternative Resources Inc., a publicly held IT staffing company. He is also a member of the Turnaround Management Association.

DION GONZALES, vice president of sales, IT Services Group. He has nearly 14 years of senior sales management experience selling solutions to Fortune 100 companies and to the payments industry. He was worked with Aicher at both Productive Data Systems and Alternative Resources. Gonzales has also been extensively involved in the payment industry, including sales roles at Lynk Systems and the former Cardservice International and CapXcel's payments industry group. He is a graduate of the University of Colorado and a Denver native. He and his family are relocating to Detroit.

RON ELMORE, consultant, sales and marketing strategy. He brings three decades of experience in solution selling in the global technology market. Most recently, he was an adviser to the board of Gemplus Inc., a leading payments technology company, where he had previously served as VP of North American Sales and Marketing and VP, Strategic Alliances. He has also held management positions, primarily in the sales and services area with Eastman Kodak Company, ViewStar Corporation, Cullinet Software, Source EDP, Honeywell and Xerox.

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